UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 17, 2014

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Tonix Pharmaceuticals Holding Corp. (the “Company”) voted, effective June 17, 2014, to amend and restate the Company’s bylaws (the “Bylaws”). The following is a summary of changes effected by adoption of the second amended and restated Bylaws, which summary is qualified in its entirety by reference to the Second Amended and Restated Bylaws, which is filed as Exhibit 3.01 hereto and incorporated by reference in its entirely into this Item 5.03.

In addition to the amendments summarized below, the amendment and restatement to the Bylaws reflects certain non-substantive changes to conform to current provisions of Nevada law and to improve style and readability.

Article II – Meetings of Stockholders

•	The provision relating to place of meetings has been amended to allow the Board of Directors to permit meetings of the stockholders to be held by electronic communications or other available technology. (Section 2.3)

•	The provision relating to notices has been amended to provide that the means of electronic communication, if any, for a shareholder meeting be included in the notice of the meeting. (Section 2.4)

•	The provision relating to conduct of meetings has been amended to provide clarity regarding who presides over meetings of stockholders and provides for the ability of the chairman of the meeting to delegate any authority and responsibilities to any director or officer of the Company present at the stockholder meeting. (Section 2.13)

•	The provision relating to inspector of elections has been amended to enumerate the duties and responsibilities of the inspector of elections. Previously, the provision provided that the inspector of elections would have the duties prescribed by law. (Section 2.14)

•	A provision was added providing for stockholders to participate in meetings of stockholders through electronic communications, videoconferencing, teleconferencing or other available technology permitted under Nevada law. The provision further provides that if utilized, the Company will implement reasonable measures to verify the identity of each person participating as a stockholder and provide the stockholders a reasonable opportunity to participate in the stockholder meeting and vote on matters submitted. (Section 2.17)

Article IX – Miscellaneous

•	The provision requiring the Board of Directors to first obtain the approval of the Company’s stockholders prior to granting or denying any rights, privileges, power or authority to a holder of a specified number of percentage of share ownership has been eliminated. The Board of Directors will continue to fulfill its fiduciary duties to protect the interests of the Company and its stockholders in accordance with Nevada law.

•	A forum selection provision has been added. The forum selection provision provides that, unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Nevada Revised Statutes or the Articles of Incorporation or the Bylaws (as either may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine. (Section 9.2)

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Article X – Amendments

•	The provision relating to amendments of the Bylaws has been amended to provide that stockholders can amend the Bylaws by the affirmative vote of the holders of at least sixty-six and two-thirds of the outstanding voting power of the Company. Previously, certain sections of the Bylaws could be amended by the affirmative vote of the holders of a majority of the outstanding voting power of the Company. (Section 10.1)

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.01	Second Amended and Restated Bylaws of Tonix Pharmaceuticals Holding Corp., effective as of June 17, 2014.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: June 19, 2014	By:	/s/ LELAND GERSHELL
Leland Gershell
Chief Financial Officer

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